UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2004

First Horizon Pharmaceutical Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6195 Shiloh Road
Alpharetta, Georgia 30005
(Address of principal executive offices) (Zip Code)

(770) 442-9707
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01               Regulation FD Disclosure

On October 4, 2004, First Horizon Pharmaceutical Corporation (the “Company”) announced that the U.S. District Court for the Northern District of Georgia (the “Court”) has dismissed, without prejudice, the class action law suit filed by certain of the Company’s investors against the Company and certain former and current officers.  The dismissed class action law suit alleged in general terms that the Company and certain former and current officers violated Sections 11 and 12(a)(2) of the Securities Act of 1933, Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and that they had made materially false and misleading statements to the market in connection with the Company’s public offering on April 24, 2002 and thereafter relating to alleged “channel stuffing” activities.

Although the class action law suit was dismissed, the Court granted the plaintiffs the right to refile their class action law suit provided that the plaintiffs pay all of the defendants fees and costs associated with filing the motions to dismiss the class action law suit.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

Exhibit 99.1            Press release issued by First Horizon Pharmaceutical Corporation on October 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon Pharmaceutical Corporation
(Registrant)

By:	/s/ Darrell Borne by Michael Milligan, Attorney-in-Fact
Darrell Borne
Chief Financial Officer

Date:  October 6, 2004

Exhibits

Exhibit No.	Description

99.1	Press release issued by First Horizon Pharmaceutical Corporation on October 4, 2004.